Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-179224) and Form S-8 (No. 133-166258) of Chatham Lodging Trust of our report dated January 13, 2014 relating to the financial statements of NP OGL, LLC d/b/a SpringHill Suites Savannah, which appears in Chatham Lodging Trust's Current Report on Form 8-K/A dated December 9, 2013 and filed January 13, 2014.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
January 13, 2014